UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 256-6263

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, Fleetwood Homes, Inc. (“Fleetwood Homes”), a subsidiary of Cavco Industries, Inc. (the “Company”), through its newly-formed subsidiary, Palm Harbor Homes, Inc., a Delaware corporation (“Acquisition Co.”), entered into an agreement (the “Purchase Agreement”) with Palm Harbor Homes, Inc., a Florida corporation (“Palm Harbor”) and certain of its subsidiaries to purchase substantially all of the assets, and assume specified liabilities, of Palm Harbor, subject to an auction process under Section 363 of the U.S. Bankruptcy Code.  See Note 9 of Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010. On March 1, 2011, Acquisition Co. was selected as the successful bidder in the court auction with a bid of $83.9 million, subject to certain post-closing adjustments.  The Company announced that the transaction was approved and a sale order entered by the U.S. Bankruptcy Court on March 4, 2011. The Company and Third Avenue Value Fund (“Third Avenue”) each owns 50% of Fleetwood Homes.  The purchase price will be funded by Fleetwood Homes’ cash on hand along with equal equity contributions from the Company and Third Avenue. A copy of the Corporation’s press release announcing these events is attached as Exhibit 99.1 hereto and incorporated in this Item 1.01 by reference.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2010.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press Release dated March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.

By: /s/ James P. Glew
Name: James P. Glew
Title: Secretary

Date: March 4, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 4, 2011